UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2015
________________________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07	Submission of Matters to a Vote of Security Holders.
VOTING RESULTS OF 2014 ANNUAL MEETING OF STOCKHOLDERS
The 2014 Annual Meeting of Stockholders of the Company was held on February 24, 2015. For more information about the proposals set forth below, please see the Company's definitive Proxy Statement filed with the SEC on January 23, 2015. A total of 55,602,183 (or approximately 89.2%) of the Company's shares issued, outstanding and entitled to vote at the 2014 Annual Meeting of Stockholders were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2014 Annual Meeting of Stockholders.
(1) Proposal 1 - Election of Directors: Election of eight nominees to the Company's Board of Directors for a one-year term expiring at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Withheld	Broker Non-Votes
William A. Hasler	38,243,888	5,287,800	12,070,495
James R. Henderson	40,667,525	2,864,163	12,070,495
Charles D. Kissner	40,785,326	2,746,362	12,070,495
John Mutch	40,809,581	2,722,107	12,070,495
Michael A. Pangia	40,739,886	2,791,802	12,070,495
Robert G. Pearse	40,671,828	2,859,860	12,070,495
John J. Quicke	40,487,357	3,044,331	12,070,495
Dr. James C. Stoffel	40,689,286	2,842,402	12,070,495
Each nominee was elected by the Company's stockholders, as recommended by the Company's Board of Directors.
(2) Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 3, 2015:

•	For: 52,678,925

•	Against: 2,884,462

•	Abstain: 38,796
Proposal 2 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.
(3) Proposal 3 - Advisory vote on executive compensation. Approval of the advisory vote on executive compensation:

•	For: 39,702,765

•	Against: 3,694,833

•	Abstain: 134,090

•	Broker Non-Votes: 12,070,495
Proposal 3 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: February 24, 2015	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Senior Vice President, Chief Legal and Administrative Officer, Corporate Secretary